UNITED STATES DEPARTMENT OF JUSTICE

OFFICE OF THE UNITED STATES TRUSTEE

SOUTHERN DISTRICT OF CALIFORNIA

In Re:	CHAPTER 11 (BUSINESS)

IMAGENETIX, INC.,	CASE NO. ____12-16423 MM11
OPERATING REPORT NO. 16
Debtor(s).	FOR THE MONTH ENDING:
March 31, 2014

I. CASH RECEIPTS AND DISBURSEMENTS

A. (GENERAL ACCOUNT*)

1. TOTAL RECEIPTS PER ALL PRIOR GENERAL ACCOUNT REPORTS		$1,950,279.27

2. LESS: TOTAL DISBURSEMENTS PER ALL PRIOR GENERAL ACCOUNT REPORTS		$1,912,689.63

3. BEGINNING BALANCE		$37,589.64

4. RECEIPTS DURING CURRENT PERIOD:

ACCOUNTS RECEIVABLE - PRE-FILING	$-
ACCOUNTS RECEIVABLE - POST-FILING	$116,379.38
GENERAL SALES	$-
OTHER (SPECIFY) Void check	$236.00
OTHER ** (SPECIFY) Equity raise deposited to atty trust acct	$153,600.00

TOTAL RECEIPTS THIS PERIOD:		$270,215.38
5. BALANCE:		$307,805.02

6. LESS: TOTAL DISBURSEMENTS DURING CURRENT PERIOD

TRANSFERS TO OTHER DIP ACCOUNTS	$-
DISBURSEMENTS	$258,768.62
TOTAL DISBURSEMENTS THIS PERIOD***:		$258,768.62

7. ENDING BALANCE:		$49,036.40

8. GENERAL ACCOUNT NUMBER ____xxxxxx8451__________________________

DEPOSITORY NAME AND LOCATION _California Bank & Trust, 16796 Bernardo Center Dr.,

_____________________________________San Diego, CA 92128_____________________________________

*	All receipts must be deposited into the general account.
**	Include receipts from the sale of any real or personal property out of the ordinary course of business; attach an exhibit specifying what was sold, to whom, terms, and date of Court Order or Report of Sale.
***	This amount should be the same as the total from page 2.

Exhibit 99.1

IX. BALANCE SHEET

(ACCRUAL BASIS ONLY)

	Current Month End

ASSETS
Current Assets:
Unrestricted Cash	$49,336.40
Restricted Cash
Accounts Receivable	$390,362.88
Inventory	$44,973.41
Notes Receivable
Prepaid Expenses
Other (Itemize)
Total Current Assets		$484,672.69

Property, Plant, and Equipment	$254,873.45
Accumulated Depreciation/Depletion	$(254,427.99)
Net Property, Plan, and Equipment		$445.46

Other Assets (Net of Amortization):
Due from Insiders
Other (Itemized) See page 12 disclosure attached	$48,053.90
Total Other Assets		$48,053.90

TOTAL ASSETS		$533,172.05

LIABILITIES
Post-Petition Liabilities:
Accounts Payable	$60,509.11
Taxes Payable
Notes Payable
Professional Fees	$300,191.94
Secured Debt
Other (Itemized) See page 12 disclosure attached	$114,891.77
Total Post-Petition Liabilities		$475,592.82

Pre-Petition Liabilities:
Secured Liabilities	$3,676,134.23
Priority Liabilities	$1,895.00
Unsecured Liabilities	$949,628.01
Other (Itemized) See page 12 disclosure attached	$21,039.60
Total Pre-Petition Liabilities		$4,648,696.84

TOTAL LIABILITIES		$5,124,289.66

EQUITY:
Pre-Petition Owners' Equity	$(5,337,578.31)
Post-Petition Profit/(Loss)	$746,460.70
Direct Charges to Equity

TOTAL EQUITY		$(4,591,117.61)

TOTAL LIABILITIES & EQUITY		$533,172.05

IX. PROFIT AND LOSS STATEMENT

(ACCRUAL BASIS ONLY)

		Cumulative
	Current Month	Post-Petition
Sales/Revenue:
Gross Sales/Revenue	$305,729.38	$3,280,241.18
Less: Returns/Discounts	(_____________)	(_____________)
Net Sales/Revenue	$305,729.38	$3,280,241.18

Cost of Goods Sold:
Beginning Inventory at cost	$89,077.92	$22,488.00
Purchases	$15,841.00	$713,889.24
Less: Ending Inventory at cost	$(44,973.41)	$(44,973.41)
Cost of Goods Sold (COGS)	$59,945.51	$691,403.83

Gross Profit	$245,783.87	$2,588,837.35

Other Operating Income (Itemize)

Operating Expenses:
Payroll - Insiders	$29,321.20	$479,250.39
Payroll - Other Employees	$7,606.34	$189,851.13
Payroll Taxes	$3,050.20	$52,095.68
Other Taxes (Itemize)
Depreciation and Amortization	$1,436.39	$37,522.43
Rent Expense - Real Property	$9,916.70	$144,494.90
Lease Expense - Personal Property
Insurance	$3,729.12	$81,044.56
Real Property Taxes	$-	$2,178.97
Telephone and Utilities	$2,574.54	$44,799.38
Repairs and Maintenance
Travel and Entertainment (Itemize) business meals and parking	$400.02	$8,103.02
Miscellaneous Operating Expenses (Itemize) see attached	$25,303.76	$165,397.05
Total Operating Expenses	$(83,338.27)	$(1,204,737.51)

Net Gain/(Loss) from Operations	$162,445.60	$1,384,099.84

Non-Operating Income:
Interest Income
Net Gain on Sale of Assets (Itemize)
Other (Itemize)	$-	$42,899.00
Total Non-Operating Income	$-	$42,899.00

Non-Operating Expense:
Interest Expense	$4,626.11	$70,123.59
Legal and Professional (Itemize)	$46,728.22	$610,414.55
Other (Itemize)
Total Non-Operating Expenses	$(51,354.33)	$(680,538.14)

NET INCOME/(LOSS)	$111,091.27	$746,460.70
(Attach exhibit listing all itemizations required above)